As filed with the Securities and Exchange Commission
                         on March 26, 1997
                                   Registration No. 333-

=====================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                   ----------------------------------


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                        --------------------------


                        ENVIRODYNE INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

         Delaware                             95-2677354
-------------------------------           --------------------
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)            Identification No.)


                       Envirodyne Industries, Inc.
                       701 Harger Road, Suite 190
                        Oak Brook, Illinois 60521
                             (630) 571-8800
                 (Address of Principal Executive Offices)


                 NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN
                          (Full title of the plan)

STEPHEN M. SCHUSTER                       Copy to:
Vice President
Secretary and General Counsel             Gary D. Gerstman
Envirodyne Industries, Inc.               Sidley & Austin
701 Harger Road, Suite 190                One First National Plaza
Oak Brook, Illinois 60521                 Chicago, Illinois 60603
(630) 571-8800                            (312) 853-2060
(Name, address and telephone
 number including area code,
 of agent for service)

                    CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------

                                                     Proposed             Proposed
   Title of Securities          Amount to be      maximum offering    maximum aggregate      Amount of
   to be  registered (1)         registered       price per share      offering price     registration fee

Common Stock, $.01 par value   200,000 shares       $6.875  (2)        $1,375,000  (2)        $416.67

Common Stock Purchase Rights   200,000 (3)              --  (3)                --  (3)             --  (3)

===========================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, the number of shares registered hereunder includes such additional number of shares of Common Stock and Common Stock Purchase Rights that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of the Registrant on The Nasdaq National Market on March 25, 1997.

(3)     Rights are initially carried and traded with the Common
        Stock of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.


                                 PART II
                       INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference
------      -----------------------------------------------

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Envirodyne Industries, Inc. (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1996.

     (b)     All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 26, 1996.

     (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), which is contained in the Registration Statement on Form 8-A filed with the Commission on November 12, 1993 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

     (d) The description of the Company's common stock purchase rights, which is contained in the Registration Statement filed with the Commission on June 26, 1996 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.     Description of Securities
------      -------------------------

     Not applicable.

Item 5.     Interests of Named Experts and Counsel
------      --------------------------------------

     The legality of the securities being offered pursuant to this Registration Statement has been passed on by Mr. Stephen M. Schuster, Vice President, Secretary and General Counsel of the Company. Mr. Schuster is a full-time employee of the Company and owns, and hold options to purchase, shares of Common Stock.

Item 6.     Indemnification of Directors and Officers
------      -----------------------------------------

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Accordingly, a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation also provides indemnification for directors or officers to the fullest extent permitted by Section 145 of the DGCL. The Company's By-Laws (i) provides for indemnification of directors and officers meeting the applicable standard of conduct in the By-Laws, (ii) provides for the advancement of expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding,
(iii) authorizes the Company to purchase and maintain insurance to protect itself and any directors, officers, and employees, and (iv) authorizes a director or officer to apply to any court for indemnification permitted under the By-Laws. Pursuant to the By-Laws, the Company maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

     Reference is made to Section 145 of the DGCL which provides for indemnification of directors and officers in certain circumstances.
Section 145 of the DGCL permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action referred to above or in defense of any claim, issue or matter therein, such representative shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Item 7.      Exemption from Registration Claimed
------       -----------------------------------

     Not applicable.

Item 8.      Exhibits
------       --------

     The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.      Undertakings
------       ------------

     (a)     The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
             Statement;

     provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
     -------- -------
     apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     ---- ----
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                               ---- ----
thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             SIGNATURES
                             ----------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 26th day of March, 1997.

                                   ENVIRODYNE INDUSTRIES, INC.

                                   By: /s/ F. Edward Gustafson
                                       -----------------------
                                       F. Edward Gustafson
                                       Chairman of the Board, President
                                         and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 26th day of March, 1997.

      Signature and Title                         Signature and Title
      -------------------                         -------------------

/s/ F. Edward Gustafson                   /s/ Malcom I. Glazer
------------------------------            -----------------------------
F. Edward Gustafson                       Malcolm I. Glazer
Chairman of the Board, President          Director
  and Chief Executive Officer
(Principal Executive Officer)


/s/ Gordon S. Donovan                     /s/ Michael E. Heisley
------------------------------            -----------------------------
Gordon S. Donovan                         Michael E. Heisley
Vice President, Chief Financial Officer   Director
  and Treasurer
(Principal Financial and
  Accounting Officer)


/s/ Robert N. Dangremond                  /s/ Gregory R. Page
------------------------------            -----------------------------
Robert N. Dangremond                      Gregory R. Page
Director                                  Director

/s/ Avram A. Glazer                       /s/ Mark D. Senkpiel
------------------------------            -----------------------------
Avram A. Glazer                           Mark D. Senkpiel
Director                                  Director


     INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
     -------------------------------------------------------
Exhibit   Description of Exhibit                             Page No.
-------   ---------------------------------------------      -------
  4.1     Amended and Restated certificate of Incorporation      *
          of the Company (incorporated herein by reference to Exhibit 3.1 to From 8-K filed under the Exchange
          Act, File No. 0-5485).

  4.2     By-Laws of the Company (incorporated herein by          *
          reference to Exhibit 3.1 to Form 8-K filed under the Exchange Act, File No. 0-5485).

  4.3     Rights Agreement dated as of June 26, 1996 between      *
          the Company and Harris Trust and Savings Bank, as rights agent, together with the specimen certificate representing common stock purchase rights attached as Exhibit A thereto (incorporated herein by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A filed under the Exchange Act, File No. 0-5485).

**5.0     Opinion of Stephen M. Schuster, Esq.                     8

**23.1    Consent of Stephen M. Schuster (included in Exhibit 5.)  8

**23.2    Consent of Coopers & Lybrand L.L.P.                     10




------------------------------------------------------

* Incorporated By Reference
**Filed herewith.